UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2021

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

CALIFORNIA	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 286-9560

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	ETFM	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

FOMO CORP. is referred to herein as “we”, “us”, or “us”

ITEM 8.01 Other Events

FOMO CORP. (“FOMO”) has extended the deadline to complete due diligence on the assets of Independence LED Lighting, LLC (“ILED”) to Friday February 12, 2021 at close of business (“COB”) 5pm Eastern Time from same on February 7, 2021. Management continues to believe the planned purchase of ILED’s assets is an attractive opportunity for FOMO to grow through sales of smart lighting, disinfection devices, energy management software/services and grow lights both to new customers and to ILED’s embedded customer list that has been generated through the course of roughly ten (10) years. Upon completion of due diligence, the asset purchase is expected to close shortly thereafter. An executed document is herewith attached as Exhibit 10.1.

Item 9.01. Exhibits

(a) Exhibits. The following exhibit is filed by reference with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	FOMO CORP. Independence LED Lighting, LLC Extension – February 7, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: February 8, 2021	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer